EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-54345, 2-63803, 2-75715, 2-88474, 2-96491, 33-32465 and 33-57537 on Form S-8
and in Registration Statement Nos. 33-55136,  33-53817,  33-57325,  33-59784 and
333-631 on Form S-3 of our report dated October 31, 1997, appearing in this Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1997.




/s/ Deloitte & Touche LLP
Costa Mesa, California
December 19, 1997















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